Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Mirion Technologies, Inc. (formerly known as GS Acquisition Holdings Corp II) of our report dated December 10, 2021 relating to the financial statements which appears in Mirion Technologies, Inc. (formerly known as GS Acquisition Holdings Corp II)’s Current Report on Form 8-K dated November 17, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
New York, New York
November 17, 2022